Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

FOREIGN CORPORATION INTO

A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation executed the following Certificate of Merger:

FIRST: The initial name of the surviving corporation is SeraCare Reorganization Company, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is SeraCare Life Sciences, Inc., a California corporation.

SECOND: This Certificate of Merger is being filed pursuant to Title 8, Section 303 of the DGCL to carry out an order of the United States Bankruptcy Court for the Southern District of California, Case No. 06-00510-LA11, confirming the First Amended Joint Plan of Reorganization of the Debtor and the Ad Hoc Committee (the “Joint Plan”) of SeraCare Life Sciences, Inc., a California corporation, and an Agreement and Plan of Merger dated May 17, 2007 between such corporations.

THIRD: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of SeraCare Reorganization Company, Inc. and SeraCare Life Sciences, Inc. No officers have been elected or appointed for SeraCare Reorganization Company, Inc., and all authorized actions on behalf of said company may be and have been taken by Gregory A. Gould as the duly appointed Sole Director.

FOURTH: Pursuant to the terms of the Agreement and Plan of Merger, the surviving corporation is changing its name from “SeraCare Reorganization Company, Inc., a Delaware corporation”, to “SeraCare Life Sciences, Inc., a Delaware corporation”, effective immediately. The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation under said name, attached as Exhibit A hereto.

FIFTH: The authorized stock of the non-Delaware corporation is 50,000,000 shares, of which 25,000,000 are common shares with no par value and 25,000,000 are preferred shares with no par value.

SIXTH: The merger is to become effective upon filing of this Certificate of Merger.

SEVENTH: The Agreement and Plan of Merger and the Joint Plan are on file at 375 West Street, West Bridgewater, MA 02379, an office of the surviving corporation.

EIGHTH: Copies of the Agreement and Plan of Merger and the Joint Plan will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by its duly authorized Sole Director on May 17, 2007.

SeraCare Reorganization Company, Inc.

By:	/s/ Gregory A. Gould
Gregory A. Gould
Sole Director

Exhibit A

CERTIFICATE OF INCORPORATION

OF

SERACARE LIFE SCIENCES, INC.

(A DELAWARE CORPORATION)

ARTICLE I

The name of the corporation is SeraCare Life Sciences, Inc. (the “Corporation”).

ARTICLE II

The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

1.	Classes of Stock.

The Corporation is authorized to issue two classes of stock, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation is authorized to issue is 40,000,000 shares. 35,000,000 shares are Common Stock, each share having a par value of $.001. 5,000,000 shares are Preferred Stock, each share having a par value of $.001.

2.	Preferred Stock.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the “Board of Directors”) as hereinafter provided. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the

DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series of Preferred Stock shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

3.	Common Stock.

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon issuance of any such Preferred Stock. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock). There shall be no cumulative voting.

4.	Prohibition on Non-voting Stock.

The Corporation shall not issue non-voting equity securities.

ARTICLE V

The Corporation shall have a perpetual existence.

ARTICLE VI

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

1.

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The initial number of directors shall be fixed by the plan of reorganization of SeraCare Life Sciences, Inc., a California corporation, and shall be five. The number of directors which shall constitute the Board of Directors shall thereafter be fixed exclusively by resolution adopted by a majority of the directors constituting the Board of Directors.

B. At each annual meeting of stockholders, directors shall be elected for a full term of one year to succeed the directors whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any election by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote in the election. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

C. Removal of Directors.

Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class, cast at a meeting of the stockholders called for that purpose.

D. Vacancies.

Subject to the rights of the holders of any series of Preferred Stock, any vacancy in the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorship resulting from an enlargement of the Board, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until such director’s successor shall have been elected and qualified, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors, subject to his earlier death, resignation or removal.

2.

A. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of directors comprising the Board of Directors at such time. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

B. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the Corporation. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer (or if there is no Chief Executive Officer, the President), (iii) the Board of Directors or (iv) any shareholder or group of shareholders collectively owning (or beneficially owning) 30% or more of the outstanding and issued common stock of the Corporation. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE VII

1. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the

Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

3. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of a person so indemnified to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

4. The indemnification and other rights set forth in this Article VII shall not be exclusive of any provisions with respect thereto in the Bylaws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under this Article VII and applicable law, including the DGCL.

5. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article VII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

6. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VIII

1. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation and all rights conferred upon stockholders herein are granted subject to this reservation.

2. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles VI, VII and VIII.

ARTICLE IX

Except as otherwise provided in the Bylaws of the Corporation, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the Bylaws of the Corporation.

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